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                                                                    Exhibit 23.4

                POWER MARKET CONSULTANTS' CONSENT AND CERTIFICATE


                                                                October 17, 2001

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Northeast Generation Company
107 Selden Street
Berlin, CT 06037

Ladies and Gentlemen:

                  Reference is made to our Independent Market Expert's Report for the Portfolio of the Northeast Generation Company, a report relating to Northeast Generation Company dated December 20, 2000 (our "REPORT") which we prepared under our former name, PHB Hagler Bailly, Inc. We understand that our Report (a) has been included as an appendix to the preliminary offering memorandum relating to the issuance and sale of of Northeast Generation Company's 4.998% Series A Senior Secured Bonds due 2005 (the "SERIES A BONDS") and 8.812% Series B Senior Secured Bonds due 2026 (the "SERIES B BONDS", and collectively with the Series A Bonds, the "BONDS") (the "PRELIMINARY OFFERING MEMORANDUM"), (b) has been included as an appendix to the final offering memorandum relating to the issuance and sale of the Bonds (the "FINAL OFFERING MEMORANDUM"), and (c) will be included in the registration statement (the "REGISTRATION STATEMENT") which will be filed with the United States Securities and Exchange Commission by Northeast Generation Company in connection with the exchange of the outstanding Bonds for registered bonds.

                  This report was prepared in December 2000. Clearly, several significant factors have changed since the preparation of our report. However, we have conducted several investigations to verify the results of our report with more recent data and forecasts prepared by PA Consulting Services Inc. and have concluded that recent changes in market conditions are unlikely to have a significant impact on our findings.

                  We hereby (i) consent to such inclusion, and to the reference to us as experts under the heading "Experts", in each of the Preliminary Offering Memorandum, the Final Offering Memorandum and the Registration Statement, and (ii) certify that our Report is, to the best of our belief, true, correct and complete in all material respects as of the date hereof.

                                 Sincerely,
                                 PA Consulting Services Inc.

                                 /s/ M. J. King

                                 ---------------------------
                                 Michael J. King
                                 Head, Wholesale Energy Markets